Exhibit 4.1

THIS CONVERTIBLE NOTE HAS BEEN ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND HAS NOT BEEN REGISTERED UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THIS CONVERTIBLE NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A "U.S. PERSON" AS THAT TERM IS DEFINED IN REGULATION S DURING THE PERIOD COMMENCING ON THE SALE OF THIS CONVERTIBLE NOTE AND ENDING ON THE 40TH DAY FOLLOWING COMPLETION OF THE REGULATION S OFFERING PURSUANT TO WHICH THIS NOTE HAS BEEN ISSUED (THE "RESTRICTED PERIOD"). IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) LIMIT THE CONVERSION RIHTS OF THE HOLDER, (B) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (C) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.

                                                                  $_________

                 AMERICAN INTERNATIONAL PETROLEUM CORPORATION

                  14% Convertible Note due October 15, 1998


      AMERICAN INTERNATIONAL PETROLEUM CORPORATION, a Nevada corporation (together with its successors, the "Company"), for value received hereby promises to pay to:

          ----------------------------------------------------------

(the "Holder") and registered assigns, the principal sum of __________ Dollars ($__________) or, if less, the principal amount of this Note then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually in arrears, on (i) the last day of June and December of each year until the Maturity Date, commencing December 31, 1997 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date"), (ii) the Maturity Date, (iii) each Conversion Date, as hereafter defined,


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and (iv) the date the principal amount of the Convertible Notes shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, from the most recent Interest Payment Date to which interest has been paid on this Convertible Note, or if no interest has been paid on this Convertible Note, from the date of this Convertible Note until payment in full of the principal sum hereof has been made.

      The interest rate shall be fourteen percent (14%) per annum (the "Interest Rate") or, if less, the maximum rate permitted by applicable law. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate plus 2% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand ("Default Interest"). Interest on this Convertible Note will be calculated on the basis of a 360-day year of twelve 30 day months. All payments of principal and interest hereunder shall be made for the benefit of the Holder pursuant to the terms of the Agreement (hereafter defined). At the option of the Company, interest may be paid in cash or in shares of Common Stock. If the Company determines to pay interest in shares of Common Stock, it shall be required to notify the Holder of such election at least five (5) Business Days prior to the applicable Interest Payment Date. The number of shares of Common Stock issued as interest shall be determined by dividing the dollar amount of interest due on the applicable Interest Payment Date by the Conversion Price then in effect.

      This Convertible Note is one of a duly authorized issuance of $10,000,000 aggregate principal amount of Convertible Notes of the Company (the "Convertible Note") referred to in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Purchasers named therein (the "Agreement"). The Agreement contains certain additional agreements among the parties with respect to the terms of this Convertible Note, including, without limitation, provisions which (A) limit the conversion rights of the Holder, (B) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (C) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Convertible Note and are incorporated herein by reference. This Convertible Note is transferable and assignable to one or more purchasers (in minimum denominations of $100,000 or larger multiples of $1,000), in accordance with the limitations set forth in the Agreement.

      The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Convertible Note and particulars of this Convertible Note held by such holder and of all transfers of this Convertible Note. References to the Holder or "Holders" shall mean the Person listed in the Register as the registered holder of such Convertible Notes. The ownership of this Convertible Note shall be proven by the Register.

      1. Certain Terms Defined. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein.


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      2. Covenants. Unless the Majority Holders otherwise consent in writing, the Company covenants and agrees to observe and perform each of its obligations and undertakings contained in the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.

      3. Payment of Principal. The Company shall repay the remaining unpaid balance on this Convertible Note on the Maturity Date. The Company may, and shall be obligated to, prepay all or a portion of this Convertible Note on the terms specified in the Agreement.

      4.1   Conversion of Convertible Note.

            (a) The Holder shall have the right, at its option, at any time, and from time to time, after the Restricted Period to convert the principal amount of this Convertible Note, or any portion of such principal amount, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) determined pursuant to this
      Section 4.1. The number of shares of Common Stock to be issued upon each conversion of this Convertible Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date (the "Conversion Date") a Notice of Conversion is delivered to the Company by the Holder by facsimile or other reasonable means of communication dispatched prior to 5:00 p.m., New York City Time. The term "Conversion Amount" means, with respect to any conversion of this Convertible Note, the sum of (1) the principal amount of this Convertible Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Convertible Note to the Conversion Date plus (3) Default Interest, if any, on the interest referred to in the immediately preceding clause
      (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to Section 4.3 hereof, Section 10.1 of the Agreement or Section
      10.4 of the Agreement.

            (b) Notwithstanding the foregoing, during the first 120 days following the date hereof, the Holder shall not be entitled to convert the principal amount of this Convertible Note unless the highest Trading Price (as hereafter defined) for any Trading Day during such 120 day period exceeds the product of 133-1/3% multiplied by the Initial Conversion Price. As used herein, Trading Price means the price at which the Common Stock has been traded, as reported by Bloomberg, L.P. ("Bloomberg") on the Nasdaq Market or, if not reported by Bloomberg on the Nasdaq Market, as reported by such other exchange or market where the Common Stock is then traded.

      4.2 Conversion Price. The Conversion Price of this Convertible Note (the "Conversion Price") shall be $_______ per share (the "Initial Conversion Price") provided that, if (x) the Company shall have declined to repay in full this Convertible Note on the Call Date or (y) if an Event of Default (including, without limitation, the failure to pay interest or principal when due) shall have occurred, then following each such event the Conversion Price shall be the lesser of (i) the Initial Conversion Price, (ii) 0.85 times the Market Price and
(iii) the 40-Day


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

DWASP (as hereafter defined) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The term "40-Day DWASP" means, for any security as of any date, the daily-weighted average sales price on the Nasdaq Market as reported by Bloomberg or, if the Nasdaq Market is not the principal trading market for such security, the daily-weighted average sales price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the daily-weighted average sales price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no daily-weighted average sales price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for the lowest five (5) consecutive Trading Day period during such 40-day period. If the 40-Day DWASP cannot be calculated for such security on such date on any of the foregoing bases, the 40-Day DWASP of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of Convertible Notes being converted for which the calculation of the closing bid price is required in order to determine the Conversion Price of such Convertible Notes.

      4.3   Authorized Shares.

            (a) Consistent with Section 9.2 of the Agreement, the Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Convertible Note and (ii) agrees that its issuance of this Convertible Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Convertible Note.

            (b) If at any time a Holder of this Convertible Note submits a Notice of Conversion (x) the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in full in accordance with the provisions of this Article 4 or (y) the Company is prohibited by the applicable rules of the Nasdaq Market to effect such conversion in full as provided in subsection (d) below, without stockholder approval (each, a "Conversion Default"), the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Convertible Note which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Company, or its stockholders, as applicable, at which time the Conversion Price in respect thereof shall be the lower of (i) the


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14% CONVERTIBLE NOTE - Page 4                                          85427.3
(American International Petroleum Corporation - No. 1)

      Conversion Price on the Conversion Default Date (as defined below) and
      (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. The Company shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365) x .24 x the Excess Amount on the Conversion Date in respect of the Conversion Default (the "Conversion Default Date"), where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company, or its stockholders, as applicable, authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Convertible Note. The Company shall use its best efforts to authorize, or cause its stockholders to authorize within 90 days of the occurrence of a Conversion Default, as applicable, a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient shares to allow full conversion thereof and (ii) a Conversion Default. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the Market Price, at the Holder's option, as follows:

                  (i) In the event the Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth day of the month following the month in which it has accrued; and

                  (ii) In the event the Holder elects to take such payment in
            Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued (at such time as there are sufficient authorized shares of Common Stock) in accordance with the terms of this Article 4.

            (c) The Holder's election pursuant to this Section 4.3 shall be made in writing to the Company at any time prior to 5:00 p.m., New York City Time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holders right to pursue actual damages (to the extent in excess of the Conversion Default Payments) due to the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

            (d) In no event shall the Company issue more than the Maximum Number of Shares upon conversion of this Convertible Note, unless the Company shall have obtained Stockholder Approval (as defined below) or a waiver of such requirement by the Nasdaq Market. As used herein, Stockholder Approval means approval by the


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(American International Petroleum Corporation - No. 1)
      stockholders of the Company in accordance with Rule 4460(i) of the rules of the Nasdaq Market. Once the Maximum Number of Shares has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), unless the Company shall have obtained Stockholder Approval or a waiver of such requirement by the Nasdaq Market within 90 days of the Maximum Conversion Date, the Company shall pay to the Holder within five
      (5) Business Days of the Maximum Conversion Date (or, if the Company is, in good faith, using its best efforts to obtain Stockholder Approval, then the earlier of (x) 90 days following the Maximum Conversion Date, and (y) such date that it becomes reasonably apparent that Stockholder Approval will not be obtained within such 90 day period), the greater of (x) the Formula Amount plus accrued and unpaid Default Interest, if any, and (y) the Par Value Redemption Amount plus accrued and unpaid Default Interest, if any. The Maximum Number of Shares shall be subject to adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof as contemplated by Article XI of the Agreement. With respect to each Holder of Convertible Notes, the Maximum Number of Shares shall refer to such Holder's pro rata share thereof based upon the aggregate principal balance of the convertible Notes then outstanding. In the event that the Company obtains Stockholder Approval, the approval of the Nasdaq Market or otherwise is able to increase the number of shares to be issued above the Maximum Number of Shares (such increased number being the "New Maximum Number of Shares"), the references to Maximum Number of Shares above shall be deemed to be, instead, references to the New Maximum Number of Shares.

      4.4   Method of Conversion

                  (a) Notwithstanding anything to the contrary set forth herein, upon conversion of this Convertible Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Convertible Note to the Company unless the entire unpaid principal amount of this Convertible Note is so converted. The Company and the Holder shall maintain records showing the principal amount so converted and the date of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Convertible Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Convertible
            Note is converted as aforesaid, the Company may not transfer this Convertible Note unless the Holder first physically surrenders this Convertible Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes), may request, representing in the aggregate the remaining unpaid principal amount of this Convertible Note. The Holder and any assignee, by acceptance of this Convertible Note, acknowledge and agree that, by


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14% CONVERTIBLE NOTE - Page 6                                          85427.3
(American International Petroleum Corporation - No. 1)
            reason of the provisions of this paragraph, following conversion of a portion of this Convertible Note, the unpaid and unconverted principal amount of this Convertible Note represented by this Convertible Note may be less than the amount stated on the face hereof.

                  (b) The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Convertible Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (c) Upon receipt by the Company of a Notice of Conversion, the
            Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Convertible Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article 4, all rights with respect to the portion of this Convertible Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The date of receipt (including receipt via telecopy) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., New York City Time, on such date.

                  (d) Notwithstanding the foregoing, if a Holder has not
            received certificates for all shares of Common Stock prior to the expiration of the Deadline with respect to a conversion of any portion of this Convertible Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company), the Holder shall regain the rights of a Holder of this Convertible Note with respect to such unconverted portions of


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            this Convertible Note and the Company shall, as soon as practicable, return such unconverted Convertible Note to the holder or, if the Convertible Note has not been surrendered, adjust its records to reflect that such portion of this Convertible Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 4.3 for the Company's failure to convert this Convertible Note.

                  (e) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in
            Section 4.1 and in this Section 4.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

      5. Miscellaneous. This Convertible Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Convertible Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Note.

      The Holder of this Convertible Note by acceptance of this Convertible Note agrees to be bound by the provisions of this Convertible Note which are expressly binding on such Holder.


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

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


      Dated:  October __, 1997


                                    AMERICAN INTERNATIONAL
                                    PETROLEUM CORPORATION



                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________


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14% CONVERTIBLE NOTE - Page 9                                          85427.3
(American International Petroleum Corporation - No. 1

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


      Dated:  October __, 1997


                                    AMERICAN INTERNATIONAL
                                    PETROLEUM CORPORATION



                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________


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